UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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☒	Definitive Proxy Statement

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DowDuPont Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2019

Dear Stockholders of DowDuPont Inc.:

On behalf of the Board of Directors (the “Board”) of DowDuPont Inc. (“DowDuPont” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m., local time, on May 23, 2019, at 974 Centre Road, Chestnut Run Plaza, Building 730, Wilmington, DE 19805.

At the Special Meeting, stockholders will consider and vote on a proposal to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation that effects (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date, and (b) a reduction in the number of authorized shares of our common stock by a corresponding ratio.

The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of DowDuPont shares and your support regarding this matter.

Sincerely,

Edward D. Breen

Chairman of the Board and Chief Executive Officer

DOWDUPONT INC.

974 CENTRE ROAD

WILMINGTON, DELAWARE 19805

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 23, 2019

To Our Stockholders:

What:	Special Meeting of Stockholders

When:	May 23, 2019 at 9:00 a.m., local time

Where:	974 Centre Road, Chestnut Run Plaza, Building 730, Wilmington, DE 19805

Why:	At this Special Meeting, or any adjournment or postponement of the Special Meeting, we plan to consider and vote upon the proposals listed below.

Proposal No. 1:	A proposal, which we refer to as the “reverse stock split proposal,” to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date, (the “Reverse Stock Split”) and (b) a reduction in the number of authorized shares of our common stock by a corresponding ratio (the “Authorized Share Reduction”).

Proposal No. 2	A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board of Directors reserves its right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective pursuant the General Corporation Law of the State of Delaware, if it determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders. Subject to the receipt of stockholder approval, the Board currently expects and intends to implement the Reverse Stock Split and Authorized Share Reduction such that they become effective immediately following the intended distribution of all of the shares of common stock of our wholly-owned subsidiary, Corteva, Inc., which will hold our Agriculture Business, to the holders of our common stock on a pro rata basis.

The close of business on May 1, 2019 has been fixed as the record date for determining those DowDuPont stockholders entitled to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The above items of business for the Special Meeting are more fully described in the proxy statement that accompanies this notice.

Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Special Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the Office of the Corporate Secretary of DowDuPont a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Special Meeting, in which case your prior proxy would be disregarded.

By order of the Board of Directors

Stacy L. Fox

General Counsel and Corporate Secretary

Wilmington, Delaware

May 1, 2019

Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	3

PROPOSAL NO. 1 THE REVERSE STOCK SPLIT PROPOSAL	9

General	9

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	24

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS	26

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS	28

OTHER MATTERS	28

ANNEX A	A-1

ii

DOWDUPONT INC.

974 CENTRE ROAD

WILMINGTON, DELAWARE 19805

PROXY STATEMENT

FOR THE SPECIAL MEETING

To Be Held on May 23, 2019

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting to be Held on May 23, 2019

The proxy statement and the Company’s proxy card are available at

www.proxyvote.com.

This proxy statement is being furnished to you by the Board of Directors (the “Board”) of DowDuPont Inc. (the “Company” or “DowDuPont”) to solicit your proxy to vote your shares at our Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on May 23, 2019 at 9:00 a.m., local time, at 974 Centre Road, Chestnut Run Plaza, Building 730, Wilmington, DE 19805.

This proxy statement, the foregoing notice and the accompanying proxy card are first being made available on or about May 1, 2019 to all holders of our common stock, par value $0.01 per share, entitled to vote at the Special Meeting.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal No. 1:

A proposal, which we refer to as the “reverse stock split proposal,” to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date (the “Reverse Stock Split”), and (b) a reduction in the number of authorized shares of our common stock by a corresponding ratio (the “Authorized Share Reduction”).

Proposal No. 2:

A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board reserves its right to elect not to proceed with the Reverse Stock Split and Authorized Share Reduction at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective pursuant the General Corporation Law of the State of Delaware (the “DGCL”), if it determines, in its sole discretion, that the Reverse Stock Split and Authorized Share Reduction are no longer in the best interests of the Company or its stockholders. Subject to the receipt of stockholder approval, the Board currently expects and intends to implement the Reverse Stock Split and Authorized Share Reduction such that they become effective immediately following the intended Corteva Distribution (as defined herein).

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Who is entitled to vote at the Special Meeting?

Holders of DowDuPont common stock as of the close of business on the record date, May 1, 2019, will receive notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. At the close of business on April 26, 2019, the last practicable day before the printing of these proxy materials, DowDuPont had outstanding and entitled to vote 2,246,370,461 shares of common stock. No other shares of DowDuPont capital stock are entitled to notice of and to vote at the Special Meeting. For each share of common stock held as of the record date, the holder is entitled to one vote on each proposal to be voted on.

What matters will be voted on at the Special Meeting?

The two proposals that are scheduled to be considered and voted on at the Special Meeting are the reverse stock split proposal and the adjournment proposal.

What are the Board’s voting recommendations?

The Board recommends that you vote “FOR” the reverse stock split proposal and “FOR” the adjournment proposal.

What is the purpose of the Reverse Stock Split?

As a result of the merger of equals of The Dow Chemical Company and E. I. du Pont de Nemours and Company on August 31, 2017, the number of our outstanding shares of common stock is significantly higher than the number of outstanding shares of either The Dow Chemical Company or E. I. du Pont de Nemours and Company prior to such merger. Moreover, as a result of our spin-off of Dow Inc. (“Dow”), which was completed on April 1, 2019, and which previously held the Company’s materials science business, the value of our common stock no longer includes the value of the materials science business.

If the previously announced intended separation of Corteva, Inc. (“Corteva”), which will hold the Company’s agriculture business, from DowDuPont is completed, then the market price and trading ranges for our common stock may be lower than the current market price and trading ranges due to the fact that we will have distributed all of the shares of Corteva’s common stock on a pro rata basis to holders of our common stock (the “Corteva Distribution”) and the market price and trading ranges will no longer reflect the value of our agriculture business.

The Board believes that implementing the Reverse Stock Split is likely to increase the market price for our common stock as fewer shares will be outstanding. The Board further believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered the “stockholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How can I vote my shares before the Special Meeting?

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

•

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on May 22, 2019, by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

•

Submitting a Proxy via the Internet: You can submit a proxy for your shares via the Internet until 11:59 p.m. Eastern Daylight Time on May 22, 2019, by accessing the website listed on the enclosed proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

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Submitting a Proxy by Mail: If you choose to submit a proxy or other voting instruction form for your shares by mail, simply mark the enclosed proxy card or other voting instruction form, date and sign it, and return it in the postage paid envelope provided.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Special Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the Special Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Special Meeting; otherwise, you will not be able to vote in person at the Special Meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Under New York Stock Exchange (“NYSE”) rules, the reverse stock split proposal and the adjournment proposal are considered “discretionary” items. Consequently, for both proposals, a broker will have discretion to vote your shares and, therefore, may vote your shares with respect to both proposals if you do not provide your broker with instructions on such proposal.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the reverse stock split proposal and “FOR” the adjournment proposal.

Who may attend the Special Meeting?

All stockholders are invited to attend the Special Meeting. Persons who are not stockholders may attend only if invited by the Board. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. You can obtain directions to the Special Meeting by contacting us at (302) 774-1000.

Can I vote in person at the Special Meeting?

Yes. If you hold shares in your own name as a stockholder of record, you may come to the Special Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting; otherwise, you will not be able to vote in person at the Special Meeting.

How can I change my vote?

You may revoke your proxy at any time before it is exercised by:

•	Delivering to the Office of the Corporate Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Special Meeting;

•	Delivering to the Office of the Corporate Secretary an executed proxy bearing a later date, before the vote is taken at the Special Meeting;

•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Daylight Time on May 22, 2019; or

•	Attending the Special Meeting and voting in person (your attendance at the Special Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

DowDuPont Inc.

974 Centre Road

Wilmington, Delaware 19805

Attention: Stacy L. Fox, General Counsel and Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Office of the Corporate Secretary at the Special Meeting before we begin voting.

If your shares of DowDuPont common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

What are the voting procedures for participants in employee savings plans?

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 P.M. Eastern Time on May 20, 2019. You may not vote your shares held in an employee savings plan in person at the Special Meeting.

What are the quorum and voting requirements for the proposals?

In order to take action on the proposals, a quorum, consisting of the holders of a majority of the aggregate number of shares of DowDuPont common stock issued and outstanding and entitled to vote as of the record date for the Special Meeting, must be present in person or by proxy. This is referred to as a “quorum.” Proxies marked “Abstain” and broker non-votes (as further discussed below) will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the reverse stock split proposal.

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the adjournment proposal.

What happens if a quorum is not present at the Special Meeting?

If the shares present in person or represented by proxy at the Special Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. Abstentions with respect to the reverse stock split proposal will have the same effect as a vote “Against” the proposal. Abstentions with respect to the adjournment proposal are not considered votes cast and will have no effect on the outcome of the proposal.

What is a broker “non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote on both proposals so we do not anticipate any broker non-votes.

Because adoption and approval of the reverse stock split proposal requires the affirmative vote of a majority of the shares entitled to vote at the Special Meeting, a broker non-vote will have the same effect as a vote “Against” the reverse stock split proposal.

Because approval of the adjournment proposal requires an affirmative vote of a majority of the votes cast at the Special Meeting, a broker non-vote will have no effect on the outcome of the vote with regards to the adjournment proposal.

Could other matters be decided at the Special Meeting?

Other than the reverse stock split proposal and the adjournment proposal, no matters will be presented for action by the stockholders at the Special Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

We are soliciting proxies from stockholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of DowDuPont and its subsidiaries may solicit proxies from stockholders of DowDuPont in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.

We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in the solicitation of proxies for the Special Meeting. DowDuPont will pay Innisfree M&A Incorporated a fee of approximately $25,000.00, plus reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

If you have any questions or need assistance voting your shares of DowDuPont common stock, please contact Innisfree M&A Incorporated, DowDuPont’s proxy solicitor, by calling 1-877-750-9501 toll-free.

PROPOSAL NO. 1

THE REVERSE STOCK SPLIT PROPOSAL

General

DowDuPont is asking stockholders to adopt and approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Our Board has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of DowDuPont and its stockholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the Certificate of Amendment. DowDuPont will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa; subject to stockholder approval, the Board currently expects and intends to implement the Reverse Stock Split and Authorized Share Reduction such that they become effective immediately following the intended Corteva Distribution. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of DowDuPont’s common stock at a reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date. As of April 26, 2019, the last practicable day before the printing of these proxy materials, 2,246,370,461 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock”.

The proposed amendment will result in a reduction of the total number of shares of DowDuPont’s common stock that DowDuPont is authorized to issue by a corresponding ratio. See “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction.

All holders of DowDuPont’s common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Reduction in Stated Capital”).

Background

On August 31, 2017, DowDuPont became a publicly traded company in connection with the merger of equals of The Dow Chemical Company and E. I. du Pont de Nemours and Company. As a result of that merger, the number of our outstanding shares of common stock is significantly higher than the number of outstanding shares of either The Dow Chemical Company or E. I. du Pont de Nemours and Company prior to such merger.

DowDuPont entered into a Separation and Distribution Agreement, effective as of April 1, 2019 (the “Separation Agreement”), with two of its wholly owned subsidiaries: (1) Corteva, which will hold DowDuPont’s agriculture business, and (2) Dow, which held DowDuPont’s materials science business. On April 1, 2019, pursuant to the Separation Agreement, DowDuPont distributed all of the shares of common stock of Dow on a pro rata basis to the holders of DowDuPont common stock. Pursuant to the Separation Agreement, DowDuPont expects to complete the Corteva Distribution on June 1, 2019. DowDuPont cannot provide any assurance that the Corteva Distribution will be completed, as it is subject to certain conditions precedent. Following the Corteva Distribution, DowDuPont will continue to hold its specialty products business, expects to change its corporate name to “DuPont de Nemours, Inc.” and will become known as “DuPont.” For additional details on the intended Corteva Distribution, please see the preliminary Form 10 Registration Statements that Corteva filed with the U.S. Securities and Exchange Commission (the “SEC”), as may be amended from time to time in future filings.

As a result of our spin-off of Dow, the value of our common stock no longer includes the value of the materials science business. In addition, after completing the intended Corteva Distribution, the market price and trading ranges for our common stock may be significantly lower than the current market price and trading ranges due to the fact that we will have distributed all of our shares in Corteva to holders of our common stock and the market price and trading ranges will no longer reflect the value of our agriculture business.

As of April 26, 2019, the Company had 2,246,370,461 shares of common stock issued and outstanding. The closing price of our common stock on the NYSE on April 26, 2019 was $38.00 per share and over the prior 52 weeks the closing price of our common stock has ranged from $36.49 to $71.44 per share. As discussed above, the value of our common stock starting April 2, 2019 no longer includes the value of the materials science business.

Reasons for the Reverse Stock Split and the Authorized Share Reduction

Reverse Stock Split.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares by a ratio within the proposed range of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date, through the Reverse Stock Split implemented in connection with the previously announced intended Corteva Distribution. Immediately following the completion of the Reverse Stock Split, the number of shares of our common stock issued and outstanding or held in treasury will be reduced proportionately based on the reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date.

The Board believes implementing the Reverse Stock Split is likely to increase the market price for our common stock as fewer shares will be outstanding. The Board further believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock.

Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. A higher stock price after the Reverse Stock Split may reduce this concern.

Authorized Share Reduction. As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced by a corresponding ratio.

Criteria to be Used for Determining the Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date. The Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by DowDuPont, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place effective as of immediately after the completion of the intended Corteva Distribution. However, the exact timing of the filing of the amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval and without further action by the stockholders, the Board, in its sole discretion, determines that it is in DowDuPont’s best interests and the best interests of DowDuPont’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold DowDuPont’s common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of DowDuPont’s common stock; or

•	if you have shares of DowDuPont’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the Effective Time, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split and the Authorized Share Reduction will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board at a later date.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of April 26, 2019, relating to our outstanding common stock based on the proposed reverse stock split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split and the Authorized Share Reduction are implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	5,000,000,000	2,246,370,461	77,544,189	2,676,085,350

Post-Reverse Stock Split 2:5	2,000,000,000	898,548,184	31,017,675	1,070,434,141

Post-Reverse Stock Split 1:3	1,666,666,667	748,790,153	25,848,063	892,028,451

After the Effective Time, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, we expect our common stock will trade on the NYSE under the symbol “DD” and will be considered a new listing with a new CUSIP number.

Effect on Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 250,000,000 shares of Preferred Stock, par value $0.01 per share, and 5,000,000,000 shares of common stock, par value $0.01 per share. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet and the par value of our common stock will remain unchanged. The stated capital component, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) will be restated to reflect the Reverse Stock Split.

Effect on DowDuPont’s Stock Plans

As of April 26, 2019, the last practicable day before the printing of these proxy materials, we had approximately 23,845,544 shares subject to stock options, 0 shares of unvested restricted stock and 7,274,529 shares subject to unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans, the E. I. du Pont de Nemours and Company Equity and Incentive Plan, the E. I. du Pont de Nemours and Company Stock Performance Plan and The Dow Chemical Company 2012 Stock Incentive Plan (each as amended and otherwise adjusted to cover DowDuPont common stock, the “Stock Plans”).

Under each of the Stock Plans, the People and Compensation Committee of our Board of Directors (the “People and Compensation Committee”) is authorized to determine the appropriate adjustment to the awards outstanding under our Stock Plans in the event of a reverse stock split. Accordingly, the People and Compensation Committee has provided that, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, will be equitably adjusted to reflect the Reverse Stock Split. In addition, pursuant to the authority provided under the Stock Plans, the People and Compensation Committee has authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical or conforming changes to our Stock Plans.

For illustrative purposes only, if a 2-for-5 reverse stock split is effected, the 46,424,116 shares that remain available for issuance under the Stock Plans as of April 26, 2019, the last practicable date before the printing of these proxy materials, are expected to be adjusted to 18,569,646 shares, subject to increase as and when outstanding awards made under the Stock Plans expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the Stock Plans. Further, for illustrative purposes only, if a 2-for-5 reverse stock split is effected, we expect that an outstanding stock option for 10,000 shares of common stock, exercisable at $30.00 per share, would be adjusted as a result of the 2-for-5 split ratio into an option exercisable for 4,000 shares of common stock at an exercise price of $12.00 per share.

For illustrative purposes only, if a 1-for-3 reverse stock split is effected, the 46,424,116 shares that remain available for issuance under the Stock Plans as of April 26,

2019, the last practicable date before the printing of these proxy materials, are expected to be adjusted to 15,474,705 shares, subject to increase as and when outstanding awards made under the Stock Plans expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the Stock Plans. Further, for illustrative purposes only, if a 1-for-3 reverse stock split is effected, we expect that an outstanding stock option for 10,000 shares of common stock, exercisable at $30.00 per share, would be adjusted as a result of the 1-for-3 split ratio into an option exercisable for 3,333 shares of common stock at an exercise price of $10.00 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of DowDuPont’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Because adoption and approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction requires a majority of the outstanding shares, an abstention with respect to the reverse stock split proposal will have the same effect as a vote “Against” the proposal.

Our Board recommends that you vote “FOR” the reverse stock split proposal.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, as in effect as of the date hereof and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

Except as specifically described below, this summary is limited to holders of our common stock that are “U.S. Holders” as defined immediately below. For purposes of this summary, a U.S. Holder is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (2) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations.

This summary also does not discuss all tax considerations that may be relevant to holders of our common stock in light of their particular circumstances, nor does it address the consequences to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	cooperatives;

•	banks, trusts, financial institutions, or insurance companies;

•	persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	stockholders who own, or are deemed to own, at least 10 percent or more, by voting power or value, of our equity;

•

holders owning our common stock as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, integrated investment, or other risk reduction transaction for U.S. federal income tax purposes;

•	certain former citizens or former long-term residents of the U.S.;

•	holders who are subject to the alternative minimum tax; or

•	persons that own our common stock through partnerships or other pass-through entities.

This summary does not address the U.S. federal income tax consequences to holders of our common stock who do not hold our common stock as a capital asset. Moreover, this summary does not address any state, local, or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of the partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. A U.S. Holder generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received will include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 2

THE ADJOURNMENT PROPOSAL

General

DowDuPont is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

Under Delaware law, the affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the adjournment proposal. Abstentions with respect to the adjournment proposal are not considered votes cast and will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF DOWDUPONT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2019 (except as noted) for (i) each director of the Company, (ii) each of our “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (iii) all directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)
Lamberto Andreotti	0.0		21,961.0	21,961.0	*

Edward D. Breen	175,244.0		1,055,437.0	1,230,681.0	*

Robert A. Brown	146.0		46,538.0	46,684.0	*

Ruby R. Chandry	0.0		2,748.0	2,748.0	*

Franklin K. Clyburn, Jr.	0.0		0.0	0.0	*

James C. Collins	179,297.0		191,167.0	370,464.0	*

Terrence R. Curtin	0.0		0.0	0.0	*

Alexander M. Cutler	6,410.0		87,078.0	93,488.0	*

C. Marc Doyle	35,817.0		200,922.0	236,739.0	*

Eleuthère I. du Pont	2,759.0		46,538.0	49,297.0	*

James R. Fitterling	241,628.6		786,477.0	1,028,105.6	*

Rajiv L. Gupta	36,907.0		2,201.0	39,108.0	*

Lois D. Juliber	2,215.0		104,767.0	106,982.0	*

Charles J. Kalil	99,267.7		560,677.0	659,944.7	*

Luther C. Kissam	0.0		2,748.0	2,748.0	*

Andrew N. Liveris	1,294,673.0		4,287,285.0	5,581,958.0	*

Frederick M. Lowery	0.0		0.0	0.0	*

Raymond J. Milchovich	16,901.8		0.0	16,901.8	*

Steven M. Sterin	0.0		3,790.0	3,790.0	*

Lee M. Thomas	15,544.0		22,517.0	38,061.0	*

Howard I. Ungerleider	154,540.9		779,936.0	934,476.9	*

Patrick J. Ward	5.0		16,251.0	16,256.0	*

Group Total	2,261,356.0		8,219,038.0	10,480,394.0	*

All Directors and Executive Officers as a Group (11 persons)	475,308.0		2,036,003.0	2,511,311.0	*

Certain Other Owners:

BlackRock, Inc.	144,573,722.0	(d)			6.44%

The Vanguard Group	182,534,694.0	(e)			8.13%

Capital World Investors	140,071,804.0	(f)			6.24%

(a)	Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in The Dow Chemical Company Employees’ Savings Plan or the DuPont Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)

This column includes any shares that the person could acquire through 05/30/2019, by (1) exercise of an option granted by Dow or DuPont; or (2) performance shares granted by Dow or DuPont to be delivered prior to 05/30/2019. To the extent that these shares have not been issued as of the record date, they cannot be voted at the Meeting.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of 03/31/2019.

(d)

Based on a Schedule 13G filed by BlackRock, Inc. on 02/11/2019 with the SEC reporting beneficial ownership as of 12/31/2018. BlackRock, Inc. has sole voting power over 124,093,394 shares, shared voting power over 0 shares, sole dispositive power over 144,573,722 shares and shared dispositive power over 0 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(e)

Based on a Schedule 13G filed by The Vanguard Group on 02/11/2019 with the SEC reporting beneficial ownership as of 12/31/2018. The Vanguard Group has sole voting power over 2,672,944 shares, shared voting power over 502,039 shares, sole dispositive power over 179,417,753 shares and shared dispositive power over 3,116,941 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)

Based on a Schedule 13G filed by Capital World Investors on 02/14/2019 with the SEC reporting beneficial ownership as of 12/31/2018. Capital World Investors has sole voting power over 140,044,208 shares and sole dispositive power over 140,071,804 shares. Capital World Investors’ address is 333 South Hope Street, Los Angeles, CA 90071.

*	Less than 1% of the total shares of DowDuPont common stock outstanding as of 03/31/2019.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to varying degrees, uncertain, including statements about the Corteva Distribution. Forward-looking statements, including those related to DowDuPont’s ability to complete, or to make any filing or take any other action required to be taken to complete, the Corteva Distribution, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements also involve risks and uncertainties, many of which that are beyond DowDuPont’s control. Some of the important factors that could cause DowDuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) ability and costs to achieve all the expected benefits from the Corteva Distribution and the April 1, 2019 distribution by DowDuPont of all of the shares of common stock of Dow on a pro rata basis to the holders of DowDuPont common stock (the “Dow Distribution”); (ii) restrictions under intellectual property cross license agreements entered into or to be entered into in connection with the Corteva Distribution and the Dow Distribution; (iii) ability to receive third-party consents required under the Separation Agreement entered into in connection with the Corteva Distribution and the Dow Distribution; (iv) non-compete restrictions under the Separation Agreement entered into in connection with the Corteva Distribution and the Dow Distribution; (v) the incurrence of significant costs in connection with the Corteva Distribution and the Dow Distribution , including increased costs from supply, service and other arrangements that, prior to the Dow Distribution, were between entities under the common control of DowDuPont; (vi) risks outside the control of DowDuPont which could impact the decision of the DowDuPont Board of Directors to proceed with the Corteva Distribution, including, among others, global economic conditions, instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile foreign currency exchange rates, tax considerations, other challenges that could affect the global economy, specific market conditions in one or more of the industries of the businesses proposed to be separated, and changes in the regulatory or legal environment and the requirement to redeem $12.7 billion of DowDuPont notes if the Corteva Distribution is abandoned or delayed beyond May 1, 2020; (vii) potential liability arising from fraudulent conveyance and similar laws in connection with the Corteva Distribution and/or the Dow Distribution; (viii) disruptions or business uncertainty, including from the Corteva Distribution, could adversely impact DowDuPont’s business or financial performance and its ability to retain and hire key personnel; (ix) uncertainty as to the long-term value of DowDuPont common stock; (x) potential inability to access the capital markets; and (xi) risks to DowDuPont’s business, operations and results of operations from: the availability of and fluctuations in the cost of feedstocks and energy; balance of supply and demand and the impact of balance on prices; failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including trade disputes and retaliatory actions; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could result in a significant operational event for DowDuPont, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce DowDuPont’s intellectual property rights; failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks are and will be more fully discussed in DowDuPont’s current, quarterly and annual reports and other filings made with the SEC, in each case, as may be amended from time to time in future filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DowDuPont’s or Corteva’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DowDuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (Part I, Item 1A) of DowDuPont’s 2018 Annual Report on Form 10-K as may be modified by DowDuPont’s 2019 quarterly reports on Form 10-Q and current reports on Form 8-K.

STOCKHOLDER PROPOSALS FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

Whether or not the amendments to our Amended and Restated Certificate of Incorporation are approved, we will hold our regular annual meeting of stockholders in 2019. As disclosed in our Current Report on Form 8-K, filed with the SEC on April 2, 2019, the Board has established June 25, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). This date represents a change of more than 30 days from the anniversary date of the Company’s 2018 annual meeting of stockholders held on April 25, 2018 (the “2018 Annual Meeting”).

Any stockholder desiring to present a proposal for inclusion in DowDuPont’s proxy statement for the 2019 Annual Meeting must deliver the proposal to the Office of the Corporate Secretary at the address below not later than the close of business on April 12, 2019. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in DowDuPont’s proxy statement for the 2019 Annual Meeting. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must have been received by the Office of the Corporate Secretary at the address below by the close of business on April 12, 2019.

Stockholders may present proposals that are proper subjects for consideration at an annual meeting. To do so, the stockholder must comply with the procedures specified in DowDuPont’s Bylaws. The Bylaws, which are available upon request from the Office of the Corporate Secretary, require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Office of the Corporate Secretary not fewer than 90 and not more than 120 days before the anniversary date on which the Company first distributed its proxy materials for the previous year’s annual meeting of stockholders. The Bylaws also provide that nominations for director may only be made by or at the direction of the Board or, unless made under the proxy access provisions of the Bylaws described below, by a stockholder of record entitled to vote who sends notice to the Office of the Corporate Secretary not fewer than 90 nor more than 120 days before the anniversary date on which the Company first distributed its proxy materials for the previous year’s annual meeting of stockholders. Any such nomination by a stockholder must comply with the procedures specified in DowDuPont’s Bylaws. However, if the Company holds its annual meeting on a date that is not within 30 days before or after the anniversary date of the previous year’s annual meeting of stockholders, the Company must receive the notice of proposals or nominations not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the date on which public disclosure of the date of the annual meeting is first made by the Company. Therefore, to be eligible for consideration at the 2019 Annual Meeting, proposals

(other than under Rule 14a-8) and any nominations for director (other than those under the proxy access provisions of the Bylaws) must have been received by the Office of the Corporate Secretary by April 12, 2019.

In addition, DowDuPont’s Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy materials. The proxy access provisions of the Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy materials must own 3% or more of DowDuPont’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two or 20% of the number of directors in office as of the last day on which a stockholder must deliver notice of a nomination to the Company. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees included in our proxy statement would be the closest whole number below 20%. If the number of stockholder nominated candidates exceeds the greater of two or 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by DowDuPont’s Bylaws and comply with the procedures specified therein, and each nominee must meet the qualifications required by the Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for the 2019 Annual Meeting must be received by the Office of the Corporate Secretary no later than the close of business on April 12, 2019.

All submissions to the Office of the Corporate Secretary should be made to:

DowDuPont Inc.

974 Centre Road

Wilmington, Delaware 19805

Attention: Stacy L. Fox, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one notice or set of proxy materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your holder identification number to the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

OTHER MATTERS

No matters, other than the reverse stock split proposal and the adjournment proposal, will be presented for action at the Special Meeting.

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DOWDUPONT INC.

Pursuant to Sections 228 and 242 of

the General Corporation Law of the

State of Delaware

DOWDUPONT INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:  Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, each [●]1 shares of the Company’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into [●]2 validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Company’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

SECOND:  Upon the Effective Time, the paragraph (A) of Article IV of the Company’s Amended and Restated Certificate of Incorporation, relating to the capital structure of the Company, is hereby amended to read in its entirety as set forth below:

[1]	To reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.

[2]	To reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.

Classes of Stock. The total number of shares of stock of all classes of capital stock that the Company is authorized to issue is ~~5,250,000,000~~ [●]3 shares. The authorized capital stock is divided into 250,000,000 shares of preferred stock having a par value of $0.01 per share (hereinafter, the “Preferred Stock”) and ~~5,000,000,000~~ [●]4 shares of common stock having a par value of $0.01 per share (hereinafter, the “Common Stock”).

THIRD:  This Certificate of Amendment shall become effective as of June 1, 2019 at 12:02 a.m.

FOURTH:  This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions by unanimous written consent in lieu of a meeting, in accordance with the provisions of Section 141(f) of the DGCL, setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Company. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on May 23, 2019, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Company duly adopted this Certificate of Amendment.

[Signature Page Follows]

[3]	To be equal to the sum of 250,000,000 plus the as-reduced number of authorized shares of common stock set forth in the next sentence.

[4]	To be reduced proportionately from 5,000,000,000 to reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment.

DOWDUPONT INC.

By:
Name:
Title:

DOWDUPONT INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD WILMINGTON, DE 19805

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).

PROOF OF STOCK OWNERSHIP IS REQUIRED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS. SEE REVERSE SIDE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E77092-S84754	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DOWDUPONT INC.

The Board of Directors recommends that you vote FOR Agenda Item 1 and FOR Agenda Item 2.	For	Against	Abstain

1.  A proposal, which we refer to as the reverse stock split proposal, to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by our Board of Directors at a later date, and (b) a reduction in the number of our authorized shares of common stock by a corresponding ratio.

	☐	☐	☐

2.  A proposal, which we refer to as the adjournment proposal, to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

	☐	☐	☐

NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held May 23, 2019:

The Notice and Proxy Statement is available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE.

Bring this top portion and valid government issued photo identification with you to attend the

Special Meeting of Stockholders.

Please check the proxy materials for additional requirements for meeting attendance.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼    DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

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E77093-S84754

DOWDUPONT INC. Special Meeting of Stockholders May 23, 2019, 9:00 AM ET 974 Centre Road Building 730 Wilmington, DE 19805 This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Edward D. Breen, Jeanmarie F. Desmond, Stacy L. Fox and Erik T. Hoover or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on May 23, 2019, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Item 1 and FOR Agenda Item 2, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the DowDuPont Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot. The cut-off date for shares held in employee savings plans is May 20, 2019. The cut-off date for all other shares is May 22, 2019.

Continued and to be signed on reverse side